MIRAMAR PETROLEUM, INC.

SUITE 1220, FROST BANK PLAZA
802 NORTH CARANCAHUA
CORPUS CHRISTI, TEXAS 78470

TELEPHONE 361-884-2927
FAX 361-883-7253

January 10, 2005

Fidelis Energy Corporation
2920 North Swan, Suite 207
Tucson, Arizona 85712

Attn: Mr. Dan Hodges, President

Re: Lease Purchase and Development Agreement
Southeast Hidalgo Prospect
Hidalgo County, Texas

Gentlemen:

This letter evidences the agreement by and between Miramar Petroleum, Inc. ("Seller") and Fidelis Energy Corporation ("Participant") relating to the captioned Prospect.

ARTICLE I. DEFINITIONS

1.1 **Definitions.** The following terms when used in this Agreement have the following meanings.

1.1.1 "Additional Well" means wells drilled subsequent to the Test Well (or Substitute Well) in the Contract Area.

1.1.2 "Agreement" means this Lease Purchase and Development Agreement including the exhibits attached hereto.

1.1.3 "Assigned Working Interest" means an undivided percentage leasehold estate and working interest percentage in and to the Leases, as set forth in the "Interest" column in the ownership schedule in Exhibit "A" attached to the JOA, but only insofar as the lands and depths of the Contract Areas, and subject to (a) a proportionate part of the Existing Burdens and (b) any limitations, restrictions, and/or exceptions set forth in Exhibit "A" to the JOA.

1.1.4 "Casing Point" means that point in time when the Objective Depth has been reached in the Test Well (or Substitute Well) and the first electric log run in such well is on the bank.

1.1.5 "Contract Area" means the Contract Area described in Exhibit "A" to the attached JOA.

1.1.6 "Existing Burdens" means all royalties and overriding royalties, production payments, net profits interests, and other burdens presently chargeable against Seller's interest in production from the Leases, including those imposed under the Farmouts and under any assignments made to Seller pursuant to the Farmouts.

1.1.7 "Farmouts" means the farmout agreements described in Exhibit "A" attached to the JOA. Copies of the Farmouts are attached hereto.

1.1.8 "JOA" means the AAPL Form 610-1989 Model Form Operating Agreement with the essential terms set out as Exhibit "TWO" attached hereto.

1.1.9 "Leases" means the Oil and Gas Leases described in Exhibit "A" to the JOA.

1.1.10 "Objective Depth" for the Test Well is stated in the JOA.

1.1.11 "Prospect" means the geologic area thought to be productive of oil and gas in the Contract Area.

1.1.12 "Substitute Well" means a well drilled within thirty (30) days after abandoning a Test Well in the event such well should be lost or junked before realizing the Objective Depth.

1.1.13 "Test Well" means the Initial Test Well described in Article VI.A. of the JOA.

1.1.14 "Turnkey Costs" means all costs, expenses and liabilities attributable the Initial Test Well until Casing Point has been reached. Turnkey Costs include lease acquisition and geological and geophysical costs incurred prior to execution of this Agreement.

1.1.15 "Turnkey Price" means the sum of $260,000.00.

1.1.16 "Wells" means the Test Well and Additional Well(s) drilled on the Contract Area.

ARTICLE II. RECITALS

2.1 Participate. Seller owns certain of the Leases covering lands in the captioned Prospect and has obtained Farmouts from the owners of the remaining Leases covering lands in the Prospect. Participant has agreed to participate in drilling, testing, and completion operations on the Prospect in accordance with the terms and provisions contained in this Agreement and in the Farmouts.

ARTICLE III. EXHIBITS

3.1 Approval. Execution of this letter shall constitute approval of the following exhibits which are attached to and shall be considered a part of this Agreement. It shall also constitute execution of the JOA.

3.1.1 Exhibit "ONE"- Form of Assignment

3.1.2 Exhibit "TWO" - JOA

ARTICLE IV. CONSIDERATION

4.1 Agree. In consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, Seller and Participant agree to all of the terms and provisions of this Agreement.

4.2 Turnkey Costs. Participant agrees to pay Seller the Turnkey Price contemporaneously with delivery of a signed counterpart of this Agreement as payment of Participant's working interest share of the Turnkey Costs. If such amount is not delivered with a signed counterpart of this Agreement, then this Agreement shall be void.

4.3 Assignment. Subject to the terms, conditions, and reservations contained in this Agreement and to a proportionate part of the Existing Burdens, Seller hereby assigns to Participant, with special warranty of title, the Assigned Working Interest. Within fifteen (15) days after (a) Participant's delivery of a signed counterpart of this Agreement and Participant's share of the Turnkey Costs and (b) Seller has received an assignment of leasehold interests in the Leases to be earned under the Farmouts, whichever is later, Seller will cause a recordable assignment of the Assigned Working Interest, in the Leases owned by Seller and the farmed-in Leases , to be executed, acknowledged, and delivered to Participant in the form attached hereto as Exhibit "ONE" with the additional provision that the Assigned Working Interest shall also be subject to the terms, conditions, obligations, provisions, and limitations set forth in the Farmouts and the assignments made to Seller pursuant thereto.

4.4 Obligations. Participant assumes and agrees to perform a proportionate part of all obligations of Seller under the matters described or referred to above attributable to the Assigned Working Interest.

4.5 Test Well. Seller agrees to drill the Test Well (or Substitute Wells) and to bear and be responsible for all Turnkey Costs attributable thereto to Casing Point, and to indemnify and hold Participant harmless from and against any claims, losses, demands and liabilities in respect thereof Except for the obligation of Seller to bear all Turnkey Costs in the Test Well (or Substitute Wells), Participant agrees to bear and pay for all other expenses and liabilities attributable to the Assigned Working Interest as to all Wells on the Contract Area, subject to participation elections under the JOA.

4.6 Mud Log. A mud log shall be attached to the Test Well at 6,000 feet subsurface.

ARTICLE V. OPERATING AGREEMENT

5.1 Execute. Contemporaneously with the execution of the main body of this Agreement, the parties shall execute the attached JOA.

5.2 Conflict. In the event of a conflict between the terms and provisions of the main body of this Agreement and the JOA, the terms of the main body of this Agreement will control. Except for any contrary provisions in the main body of the Agreement to the contrary, all operations on the Contract Area shall be governed by the JOA.

ARTICLE VI. RELATIONSHIP OF THE PARTIES

6.1 Fiduciary. It is not the purpose nor intention of this Agreement to create, and this Agreement will never be construed as creating a fiduciary relationship between the parties.

6.2 Partnership. It is not the purpose nor intention of this Agreement to create, and this Agreement will never be construed as creating, a joint venture, mining partnership, or other relationship whereby any party will be held liable for the acts, either of omission or commission, of any other party hereto.

6.3 Several Liability. The rights and liabilities of the parties hereunder will be several and not joint or collective.

ARTICLE VII. MISCELLANEOUS

7.1 Amendment. No change, modification, or alteration of this Agreement will be binding upon any party unless made in writing and executed by all parties.

7.2 Assignable. This Agreement may be freely assigned by the parties hereto without the consent of the other party. Provided, however, that no such assignment will relieve the assigning party of any of its obligations hereunder. Any assignment of interests in a Lease by a party must be made expressly subject to the terms and conditions of the JOA.

7.3 Binding. This Agreement is binding upon the parties hereto, their heirs, legal representatives, successors and assigns.

7.4 Complete Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to said matter. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or

otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding.

7.5 **Construction.** This Agreement will be construed in accordance with and governed in all respects by the laws of the State of Texas. This Agreement will be deemed to have been executed in Corpus Christi, Texas, and all payments hereunder are payable in Nueces County, Texas.

7.6 **Effective.** If this Agreement becomes effective, its effective date shall be January 10, 2005.

7.7 **Execution.** This Agreement shall be void unless it is signed by Participant and a fully executed counterpart hereof along with the sum of money provided for above, is returned to Seller at its address stated above on or before 4:00 p.m. on January 30, 2005.

7.8 **Notices.** All notices and communications required or permitted under this Agreement will be in writing and will be effective when delivered to the address set forth in the JOA.

7.9 **Time.** Time is of the essence in this Agreement.

If the foregoing correctly sets forth your understanding of our agreement, please evidence your acceptance and agreement thereto by timely returning one counterpart of this letter with your signature affixed in the space provided below along with the sum of money provided for above, which will thus constitute a binding agreement between us.

Sincerely yours,

Miramar Petroleum, Inc.

By: [signature]
John L. Clanton, President

Agreed to and accepted this 31st day of January, 2005.

Fidelis Energy Corporation

By: [signature]
Dan Hodges, President